                                     PROXY
                               WESTWOOD ONE, INC.
   PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS FOR HOLDERS OF COMMON STOCK
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               WESTWOOD ONE, INC.

    The undersigned shareholder of Westwood One, Inc., a Delaware corporation
(the "Company"), hereby appoints Farid Suleman, Joel Hollander and Gary J. Yusko as the undersigned's proxies, each with full power of substitution to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on September 22, 1999 at 9:00 a.m., Pacific Time, at the Westwood
Marquis Hotel, 930 Hilgard Avenue, Los Angeles, California and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Common Stock of the Company that the undersigned would be entitled to vote.

    The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their best judgments.
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
 SEE REVERSE
     SIDE                                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE

 SEE REVERSE     SEE REVERSE

     SIDE            SIDE
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/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

    The proxies present at the Annual Meeting, either in person or by substitute
(or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated below by the shareholder. IF
NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED
FOR ITEMS 1, 2, 3 AND 4 SHOWN BELOW. The Board of Directors recommends a vote
FOR Item 1, FOR all nominees in Item 2, FOR Item 3 and FOR Item 4.

1.  To consider and vote on a proposal to approve the issuance of shares of
    Westwood common stock in the merger contemplated by the Agreement and Plan of Merger, dated as of June 1, 1999, as amended, by and among Westwood,
    Metro and Merger Sub
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
/ / FOR                         / / AGAINST

/ / FOR                         / / ABSTAIN


2.  Election of Class III Directors.    NOMINEES: Steven A. Lerman and Gerald
    Greenberg
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
/ / FOR ALL NOMINEES            / / WITHHELD FROM ALL NOMINEES
/ / FOR ALL NOMINEES EXCEPT AS NOTED ABOVE (to withhold authority for a Director nominee strike out such nominees name)

/ / FOR ALL NOMINEES
/ / FOR ALL NOMINEES EXCEPT AS
authority for a Director nomin
name)
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3.  Approval of 1999 Stock Incentive Plan.

/ / FOR                         / / AGAINST

/ / FOR                         / / ABSTAIN


4. Ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 1999.

/ / FOR                         / / AGAINST

/ / FOR                         / / ABSTAIN


    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ______________________________ PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID
ENVELOPE PROVIDED.

    IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.

                                         Signature:
                                         _______________________________________
                                         _______________________________________
                                         Date: _________________________________